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                                                                    EXHIBIT 23.3


CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Ag-Chem Equipment Co., Inc.

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading of "Experts," "Risk Factors-Factors Relating to the Merger," "Material Federal Income Tax Consequences" and "Conditions to Obligations to Effect the Merger" in the prospectus.

/s/ KPMG LLP


Minneapolis, MN
December 20, 2000